                                                                     EXHIBIT 4.1


                  2.75% CONVERTIBLE SUBORDINATED NOTE DUE 2033

THIS CONVERTIBLE SUBORDINATED NOTE IS A GLOBAL CONVERTIBLE SUBORDINATED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CONVERTIBLE SUBORDINATED NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CONVERTIBLE SUBORDINATED NOTE REGISTERED, AND NO TRANSFER OF THIS CONVERTIBLE SUBORDINATED NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CONVERTIBLE SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CONVERTIBLE SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1                                            CUSIP No.  087851 AR 2

                            BEVERLY ENTERPRISES, INC.
                  2.75% CONVERTIBLE SUBORDINATED NOTE DUE 2033

Principal Amount: $115,000,000

Regular Record Date: Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date: October 22, 2003

Stated Maturity:  November 1, 2033

Interest Payment Dates: Semi-annually on May 1 and November 1 of each year, commencing May 1, 2004

Interest Rate:  2.75% per annum (as provided for on the reverse hereof)

Authorized Denomination:  $1,000 and any integral multiples thereof


                                      Note

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:


                                            Beverly Enterprises, Inc.



                                            By:  /s/ Authorized Signatory
                                                --------------------------------
                                            Name:
                                            Title:
Attest:

    /s/ Authorized Signatory
--------------------------------
Name:
Title:






                          CERTIFICATE OF AUTHENTICATION

         This is one of the Convertible Subordinated Notes of the series designated therein referred to in the within-mentioned Indenture.

                                               The Bank of New York,
                                                     as Trustee



                                               By:   /s/ Authorized Signatory
                                                   -----------------------------
                                                   Authorized Signatory


                                      Note

                            BEVERLY ENTERPRISES, INC.

                  2.75% CONVERTIBLE SUBORDINATED NOTES DUE 2033

SECTION 1.        Indenture; Convertible Subordinated Notes.

                  This Convertible Subordinated Note is one of a duly authorized series of the 2.75% Convertible Subordinated Notes due 2033 (the "Convertible Subordinated Notes") of Beverly Enterprises, Inc. a Delaware corporation (including any successor Person under the Indenture hereinafter referred to, the "Corporation"), issued under an Indenture (the "Original Indenture"), dated as of October 22, 2003 as supplemented by the First Supplemental Indenture dated as of October 22, 2003 (the "First Supplemental Indenture"; and together with the Original Indenture, and as may be amended from time to time, the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Trustee"). The terms of the Convertible Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Convertible Subordinated Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency or difference between the terms of this Convertible Subordinated Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 2.        Principal and Interest.

                  The Corporation promises to pay Interest on the principal amount of the Convertible Subordinated Notes at the Interest Rate from the date of issuance until repayment in full at Stated Maturity, redemption or purchase. The Corporation will pay Interest on this Convertible Subordinated Note semi-annually in arrears on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing May 1, 2004.

                  The Convertible Subordinated Notes shall bear Interest from October 22, 2003 until the principal thereof is paid or made available for payment, or until such date on which the Convertible Subordinated Notes are converted, redeemed or purchased as provided herein, (i) prior to the occurrence of a Reset Transaction, at a rate of 2.75% per annum, and (ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction. Interest shall be payable semi-annually in arrears on each Interest Payment Date.

                  Interest on the Convertible Subordinated Notes shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year comprised of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. For purposes of determining the Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an Officers'


                                      Note

Certificate stating that a Reset Transaction has occurred and specifying the Adjusted Interest Rate then in effect.

                  Further reference is made to Sections 1.01(c) and 2.01 of the First Supplemental Indenture for other provisions of the Convertible Subordinated Notes relating to the payment of Interest.

                  If the Corporation fails to make a payment of principal of or Interest on any Convertible Subordinated Note when due and payable, it shall pay such Interest on such amounts (to the extent lawful), which shall be calculated using the applicable Interest Rate (such amounts, the "Defaulted Interest"). It may elect to pay such Defaulted Interest, plus any other Interest payable on it, to the Persons who are Holders on which the Interest is due on a subsequent special record date. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Convertible Subordinated Note. The Corporation shall fix any such special record date and payment date for such payment. At least 15 days before any such special record date, the Corporation shall mail to Holders affected thereby a notice that states the special record date, the Interest Payment Date and amount to be paid.

SECTION 3.        Method of Payment.

                  Interest on this Convertible Subordinated Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Convertible Subordinated Note (or one or more Predecessor Convertible Subordinated Notes) is registered at the close of business on the Regular Record Date for such Interest. principal of and Interest on Global Convertible Subordinated Notes will be payable, for the benefit of the Holders of this Convertible Subordinated Note, to the Depositary in immediately available funds.

                  Principal on Physical Convertible Subordinated Notes will be payable at the office or agency of the Corporation maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Convertible Subordinated Notes having an aggregate principal amount of $5,000,000 or less will be payable by a U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the security register held by the Security Registrar and Interest on Physical Convertible Subordinated Notes having an aggregate principal amount of more than $5,000,000 will be payable by wire transfer in immediately payable funds if requested by Holder of those Convertible Subordinated Notes.

SECTION 4.        Paying Agent and Registrar.

                  Initially, The Bank of New York will act as Paying Agent, Registrar and Conversion Agent. The Corporation may change the Paying Agent or Registrar without notice to any Holder.


                                      Note

SECTION 5.        Subordination

         The indebtedness evidenced by the Convertible Subordinated Notes is, to the extent and in the manner provided in Article 11 of the First Supplemental Indenture, expressly subordinated and subject on right of payment to the prior payment in full of all Senior Debt of the Corporation.

SECTION 6.        Optional Redemption

                  Reference is made to Article 4 of the First Supplemental Indenture regarding the Corporation's right to optionally redeem the Convertible Subordinated Notes, which is incorporated into this Convertible Subordinated Note by reference as if stated herein in its entirety.

SECTION 7.        Purchase Right Upon a Specific Date or Repurchase Event.

                  Reference is made to Article 5 of the First Supplemental Indenture regarding the Corporation's obligations to the Holders upon a Repurchase Event and the Holders' rights to require the Corporation to repurchase their Convertible Subordinated Notes upon a Repurchase Event, which is incorporated into this Convertible Subordinated Note by reference as if stated herein in its entirety.

SECTION 8.        Conversion Right.

                  Reference is made to Article 6 of the First Supplemental Indenture regarding the Holders' right to convert their Convertible Subordinated Notes and related matters, which is incorporated into this Convertible Subordinated Note by reference as if stated herein in its entirety.

SECTION 9.        No Sinking Fund and No Defeasance.

                  The Convertible Subordinated Notes shall not have a sinking fund or any analogous provision pursuant to Article XII of the Original Indenture or otherwise.

                  The Convertible Subordinated Notes will not be subject to defeasance or other analogous provision pursuant to Sections 9.3 and 9.4 of the Original Indenture or otherwise.

SECTION 10.       Absolute Obligation.

                  No reference herein to the Indenture and no provision of this Convertible Subordinated Note or of the Indenture shall alter or impair the obligation of the Corporation under the Indenture and this Convertible Subordinated Note which is absolute and unconditional, to pay the principal of or Interest on this Convertible Subordinated Note at the place and time and in the coin or currency herein prescribed.


                                      Note

SECTION 11.       Denominations; Transfer; Exchange.

                  The Convertible Subordinated Notes are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer and register the transfer or exchange of Convertible Subordinated Notes in accordance with the Indenture.

                  Pursuant to the Indenture, when this Convertible Subordinated Note (or any portion thereof in integral multiples of $1,000 in principle amount) is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such portions thereof are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.3 of the Original Indenture, to permit registrations of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Convertible Subordinated Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Convertible Subordinated Notes, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.12 or 10.6 of the Original Indenture or Section 4.7 of the First Supplemental Indenture).

                  Pursuant to the Indenture, neither the Corporation nor the Registrar shall be required to exchange or register a transfer of this Convertible Subordinated Note (or any portion thereof):

                  (a) for a period of 15 days prior to the day of any selection of any portion of this Convertible Subordinated Note for redemption under Article 4 of the First Supplemental Indenture;

                  (b) so selected for redemption or, if a portion of this Convertible Subordinated Note is selected for redemption, such portion thereof selected for redemption; or

                  (c) surrendered for conversion or, if a portion of this Convertible Subordinated Note is surrendered for conversion, such portion thereof surrendered for conversion.

                  In the event of redemption, conversion or purchase of the Convertible Subordinated Notes in part only, a new Convertible Subordinated Note or Convertible Subordinated Notes for the unredeemed, unconverted or unpurchased portion thereof will be issued in the name of the Holder hereof.

SECTION 12.       Persons Deemed Owners.

                  The registered Holder of this Convertible Subordinated Note shall be treated as its owner for all purposes.


                                      Note

SECTION 13.       Discharge Prior to Redemption or Stated Maturity.

                  Subject to certain conditions contained in the Indenture, the Corporation may discharge its obligations under the Convertible Subordinated Notes and the Indenture if (1)(A) all of the Outstanding Convertible Subordinated Notes shall become due and payable at their scheduled Stated Maturity within one year or (B) all of the Outstanding Convertible Subordinated Notes are scheduled for redemption within one year or have all been converted, and (2) the Corporation shall have deposited with the Trustee cash or, in the event of a conversion pursuant to the terms of the Indenture, Common Stock, sufficient to pay all amounts due and owing on all Outstanding Convertible Subordinated Notes on the date of their scheduled maturity or the scheduled date of redemption, as the case may be.

SECTION 14.       Amendment; Supplement; Waiver.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Convertible Subordinated Notes under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the Outstanding Convertible Subordinated Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Convertible Subordinated Notes at the time Outstanding, on behalf of the Holders of all the Convertible Subordinated Notes, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Convertible Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Convertible Subordinated Note and of any Convertible Subordinated Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Convertible Subordinated Note or such other Convertible Subordinated Note.

                  No reference herein to the Indenture and no provision of this Convertible Subordinated Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and Interest on this Convertible Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Convertible Subordinated Note (or pay cash in lieu of conversion) as provided in the Indenture.

SECTION 15.       Defaults and Remedies.

                  Reference is made to the Indenture for the Events of Default, remedies and related provisions with respect to the Convertible Subordinated Notes, which is incorporated into this Convertible Subordinated Note by reference as if stated herein in its entirety.

SECTION 16.       Authentication.

                  This Convertible Subordinated Note shall not be valid until the Trustee executes the certificate of authentication in the space provided therefore on the Convertible Subordinated Note.


                                      Note

SECTION 17.       Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

SECTION 18.       CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Convertible Subordinated Note Identification Procedures, the Corporation has caused one or more CUSIP numbers, as appropriate, to be printed on this Convertible Subordinated Note and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Convertible Subordinated Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 19.       Governing Law.

                  The Indenture and this Convertible Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 20.       Successor Corporation.

                  In the event a successor Person assumes all the obligations of the Corporation under this Convertible Subordinated Note, pursuant to the terms hereof and of the Indenture, the Corporation will be released from all such obligations.


                                      Note

                 (Reverse Side of Convertible Subordinated Note)

         This 2.75% Convertible Subordinated Note due 2033 is one of a duly authorized issue of Convertible Subordinated Notes of the Corporation (the "Convertible Subordinated Notes"), issued and issuable in one or more series under a Subordinated Indenture, dated as of October 22, 2003, as supplemented by the First Supplemental Indenture, dated as of October 22, 2003 (collectively, the "Indenture"), between the Corporation and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Convertible Subordinated Notes issued thereunder and of the terms upon which said Convertible Subordinated Notes are, and are to be, authenticated and delivered. This Convertible Subordinated Note is one of the series designated on the face hereof as 2.75% Convertible Subordinated Note due 2033 initially in the aggregate principal amount of $100,000,000 (plus up to an additional $15,000,000 principal amount upon exercise by the Underwriter of its over-allotment option pursuant to the Underwriting Agreement). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.


                                      Note

                                 ASSIGNMENT FORM

                  To assign this Convertible Subordinated Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Convertible Subordinated Note to:

------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________ to transfer this Convertible Subordinated Note on the books of the Corporation. The agent may substitute another to act for him.

         Your Name:
                    -------------------------------------------------
                          (Print your name exactly as it appears on the face of this Convertible Subordinated Note)



                           Dated:
                                  ----------------------------------------------

                  Your Signature:
                                  ----------------------------------------------
                                  (Sign exactly as your name appears on the face of this Convertible Subordinated Note)

         Signature Guarantee*:
                               -------------------------------------------------


                                      Note

----------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)


                                      Note

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                      Note

            [TO BE ATTACHED TO GLOBAL CONVERTIBLE SUBORDINATED NOTES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CONVERTIBLE
                               SUBORDINATED NOTE

                  The following increases or decreases in this Global Convertible Subordinated Note have been made:

                                                                     Principal Amount of         Signature of
                  Amount of decrease in    Amount of increase in         this Global         authorized signatory
                   Principal Amount of      Principal Amount of          Convertible             of Trustee or
                       this Global              this Global           Subordinated Note          Custodian of
                       Convertible              Convertible            following such             Convertible
     Date            Subordinated Note        Subordinated Note      decrease or increase      Subordinated Notes
---------------- ------------------------ ------------------------ ------------------------ ------------------------
    -------           --------------             ----------               ------------            --------------


                                      Note